Exhibit 99.2 - Presentation posted to Terex's website on January 14, 2008. Presentation is also available at www.terex.com under the Investor Relations section.



A.S.V., Inc. Acquisition

January 14, 2008

TEREX

Terex to Acquire ASV for $18.00 per share

Opening the door to new Revenue and Profits

Building the Future

TEX + **ASV**

TEX
- Global distribution
- Rental channel access
- Scale and resources
  - Lean manufacturing
  - Sourcing
  - Marketing

ASV
- Key product addition
- Best in class technology
  - Adaptable to other products
- Compact focused U.S. distribution

=

Accelerated Growth and Profitability for Both Parties

ASV Overview

- Designs and manufactures technology leading rubber track loaders and undercarriages
  - Industry pioneer and innovator for 25 years
  - Roots in traction technology
  - Extensions to broader vehicle applications
  - Undercarriage supplier to CAT, Vermeer
  - "Posi-track" technology unique and patent protected

- ASV has widest CTL product line but is a small player
  - Currently 55% of revenue is ASV compact track loader
  - Predominately North American based distribution
  - Minimal rental channel penetration
  - Opportunity for product line extensions

ASV Overview

- Foundation for growth
  - ASV has:
    - Superior product
    - Profitable history
    - Focused distribution
    - International synergies and growth potential
    - Rental channel growth potential

ASV Description

ASV Revenue



11%
34%
55%
ASV
OEM / CAT
Loegering



$246
$248
$206
17.2%
14.8%
7.8%
2006
2006
2007 E
Revenue
% Margin

- Unique "Posi-Track" undercarriage – 10+ year patent protection
- Compact track loaders competing in large skid steer market
- Also owns Loegering, which offers bolt-on track systems
- 90% of sales in the U.S., no sales to Europe
- 315 independent ASV dealers primarily North America, minimal rental channel participation
- Operating profit at 7.8% (a cyclical low), down from 17.2% in 2005







Compact Track Loader (CTL) Benefits vs. Skid Steer

- Lower ground pressure
  (less damage, more floatation)
- Increased traction
- Greater working stability
- Enhanced productivity and performance



ASV Advantages vs. Competitive CTLs



- Independent undercarriage and roller suspensions deliver smoother ride
- 20% less ground pressure
- Greater tractive effort
- Lighter pure rubber tracks (vs. steel and rubber) allow for 12 mph top speed vs. 6-8 mph
- Balanced CTL frame creates greater stability and operator comfort

ASV delivers superior value at an equal or lower dealer net price

ASV Performance Video



ASV Applications and Markets

- Anywhere you would use a SSL or utility tractor plus
  - Wet or soft soil conditions
  - Rough, non-graded terrain

- Anywhere ground damage is an issue
  - Lawns, golf courses

- Key applications
  - Site clearing, general construction
  - Forestry, underbrush removal (with brush cutter)
  - Landscaping, golf course maintenance
  - Home owners with acreage
  - Municipalities and other governmental
  - Rental
  - All skid steer attachments fit on CTLs

Compact Loader Market (CTL plus Skid Steers) North America



Source: Yengst Associates and Off-Highway Research
Forecast
Units (Thousands)
100
90
80
70
60
50
40
30
20
10
-
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007E
2009E
2011E
Total Compact Loaders
Total CTLs

- CTLs have grown from <5% of the market to 30% in 2007
  - CTL share growth is expected to continue

TEREX

Compact Equipment Market

2006 Compact Equipment Market Overview (Units)

	North America	Europe	ROW	Total
Backhoe Loaders	25,050	12,670	43,809	81,529
Mini Excavators	28,250	62,740	75,494	166,484
Skid Steer Loaders	57,975	13,033	28,668	99,676
Compact Track Loaders*	25,000	1,500	1,200	27,700
RTLTs – Telescopic	21,625	28,100	10,225	59,950
Compact Wheel Loaders	2,390	9,925	14,013	26,328
Total	160,290	127,468	173,209	461,667
Compact Share of Total CE Market	*65%*	*68%*	*36%*	*50%*

* Europe and ROW based on management estimate

Source: Off-Highway Research & Yengst Associates

- **The European and ROW skid steer market is approximately 40,000 units**
  - **CTLs are just emerging at under 3,000 units**
  - **Significant growth opportunity for CTL share increases**

Terex Compact Portfolio

Terex 2006 Compact Sales:



5%
41%
54%
Europe
N. America
Row

Current Compact Product Portfolio:

- Loader backhoes
- Small dumpers
- Mini and midi excavators
- Compact wheel loaders
- Telehandlers
- Light towers
- Portable generators

Terex Compact Business:

	2005	2006
Sales	$838.8	$978.4
Operating Profit	34.8	69.4
%	*4.2%*	*7.1%*

- Current performance is similar to 2006 performance

TEREX

Acquisition Strategy

- Adds a key product and large market opportunity to our compact portfolio
  - Strengthens our dealer proposition globally
  - Brings complementary North American distribution more focused on small contractors, landscapers
  - Will accelerate our overall growth in the compact market

- ASV's technology is scalable and can be applied to other products
  - Mini excavators
  - Compact loader backhoe
  - Small tractor for landscapers, specialty ag, and home owners with acreage
  - Loegering technology can be cross-sold

Acquisition Strategy

- Terex plans to preserve the value of ASV brand and distribution
- Terex's scale and resources will accelerate ASV's development
  - Terex's strong international compact distribution will allow more rapid ASV penetration
  - Terex's global rental company sales and support will allow ASV's expansion into that channel
  - Terex sourcing and lean manufacturing capabilities can reduce ASV costs and improve efficiencies

Financial Commentary

- $18/share cash offer is a 40% premium to the last 10 trading day average
- CAT will tender its shares
- Transaction value is $488mm, less $49mm cash on hand = $439mm
- TEX plans to triple ASV revenue and achieve a pre-tax ROIC of 20% in the next 3-5 years
    - Does not include related product profit and growth
- EPS neutral in 2008

Summary

- ASV opens the door to a more aggressive U.S. and global compact equipment business
- Helps Terex Construction in North America
- Will be profitable growth
- Anticipate North American market to stay slow in 2008 with improvements beginning in 2009





TEREX

Q & A